TWIN DISC, INC

Investor Presentation



DISCLOSURES

Safe Harbor Statement

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2025 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.

Net debt is calculated as total debt less cash.

Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.

INVESTMENT HIGHLIGHTS

TWIN DISC

- A leader in global power transmission technology with an increasingly diversified IP-protected portfolio
- Well-positioned to benefit from tailwinds in defense markets and hybrid transmissions supported by robust backlog
- Margin enhancement and operational initiatives driving favorable financial results
- Track record of successfully integrating acquisitions
- Strong cash flow generation and balance sheet to support growth

FIRST QUARTER HIGHLIGHTS

TWIN DISC

Strategic

- Acquisitions continuing to enhance market reach and capabilities across hybrid/electric systems
- Sales growth supported by execution across diversified global portfolio
- Margin improvements from successfully streamlined operations
- Continued strong tailwinds for defense orders across segments
- Healthy demand with a robust six-month backlog supporting future growth

Financial

- Q1 sales +9.7% vs. YA to $80.0 million
  - Organic sales +1.1% vs. YA
- EBITDA of $4.7 million, up 172.3% vs. YA, including currency translation loss and stock-based compensation
- Robust six-month backlog of $163.3 million higher sequentially supported by healthy ongoing demand

CAPTURING ROBUST DEFENSE MARKET DEMAND WITH RUNWAY FOR GROWTH

TWIN DISC

Robust Defense Activity

+13%

YoY Increase in 2026 US Defense Spending [1]

+150%

YoY Increase in NATO Defense Spend Target as percentage of GDP [2][3]

Sources: 1) U.S. Department of Defense, FY2026 Defense Budget Briefing; 2) NATO, "Funding NATO"; 3) Atlantic Council, "Who's at 2 Percent?";

TWIN Well Positioned

Select Defense Products



Marine Transmissions, Controls & Steering Systems



Propulsions Systems



Transmissions, Gearboxes, and Transfer Cases

Major Geographies

- North America
- Europe
- Asia Pacific

Select Defense End Users

U.S.ARMY

Delivering Results

~15% Defense as a percentage of Total Backlog

+45% YoY Increase in Defense as Percentage of Total Backlog*

$50-75M Defense Related Pipeline

Note: Total Backlog figures are reflective of greater than six-month period. Defense spend represents management estimates.

MARINE & PROPULSION SYSTEMS

- Sales increased by 14.6% vs. YA
- Record new-unit bookings in the quarter and increased demand for autonomous-vessels
- Continued support from strong activity in workboats, government contracts, and Veth's ELITE thruster products
  - Demand traction for Veth thruster in workboat and cruise
- Sustained momentum for orders for unmanned U.S. Navy vessels
- Marine aftermarket strength driven by continued utilization of military and commercial fleets





LAND-BASED TRANSMISSIONS

TWIN DISC





- Sales increased by 1.6% vs. YA
- Flat Oil & Gas shipments with continual decline in China as tariff uncertainties impact new build pace
  - North American Oil & Gas demand showing positive momentum as rebuild cycle matures
- Sustained demand for ARFF transmissions
- Advancing production of $2.3 million order for E-Frac system units, in addition to increased inquiries for next-generation solutions

INDUSTRIAL

- Sales increased by 13.2% vs. YA
- Continued sequential recovery in demand and order trends with growth in customer activity
- Steady demand for higher-content solutions reinforcing product mix





CONTINUED BACKLOG GROWTH

BACKLOG AND INVENTORY % OF BACKLOG



$163.3
$150.5
$144.3
$133.7
$124.0
100%
103%
103%
101%
97%
1QF25
2QF25
3QF25
4QF25
1QF26
Backlog ($MM)
Inventory (% Backlog)

- Healthy 6-month backlog higher sequentially and on a year-over-year basis
  - Growth in backlog led by propulsion and defense applications, with sustained demand across other product groups
  - Negative FX impact of $0.7 million from prior quarter

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

LONG-TERM STRATEGY

- Leading Hybrid/Electric solution provider for niche marine and land-based applications
- Continued expansion of acquisitions to reach new markets and geographies
- Rationalize global footprint for efficiency and customer response
- Increased focus on controls and system integration rather than individual components
- M&A priorities: Industrial and Marine Technology (Hybrid focus)

2030 FY Targets

- $500M Revenue
- 30% Gross Margins
- >60% FCF Conversion

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE

SALES
($ in millions)



$72.9
$80.0
1QF25
1QF26

- Continued healthy demand across global markets
- Operational execution driving performance and sales growth

EARNINGS PER SHARE



($0.20)
($0.04)
1QF25
1QF26

- EPS impacted by increased operating income and a decrease in other expenses year-over-year, particularly reduced currency loss

SALES DIVERSITY

SALES BY PRODUCT GROUP

($ in millions)


$4.3
$9.2
$17.3
$42.1
$3.8
$10.4
$17.6
$48.2
1QF25
1QF26
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

Sales growth driven by strength within Marine and Propulsion Systems and Industrials:

- Consistent market demand
- Geographic expansion
- Recovery in Industrials sales supported by acquisitions

SALES MIX BY GEOGRAPHY


13%
23%
40%
24%
10%
18%
39%
33%
1QF25
1QF26
North America
Europe
Asia Pacific
Other

- Increased proportion of sequential sales in North American market with strong Veth demand in the region

STRONG BALANCE SHEET

BALANCE SHEET
($ in millions)


$29.8
$43.7
$16.7
$14.2
$13.1
$29.5
Total Debt
Cash
Net Debt
1QF25
1QF26

EBITDA
($ in millions)


$1.7
$4.7
1QF25
1QF26

LEVERAGE RATIO


0.5x
1.3x
1QF25
1QF26

- Increase primarily due to acquisition of Kobelt

MARGINS & NEAR-TERM EXPECTATIONS

FIRST QUARTER TWIN DISC GROSS MARGIN



26.5%
28.7%
1QF25
1QF26

FIRST QUARTER GROSS MARGIN DRIVERS

- Gross margin increased by 220 basis points vs. YA
- Continued benefits of incremental volume and successful margin improvement initiatives

INFLATION & SUPPLY CHAIN EXPECTATIONS

- Monitoring evolving tariff landscape and reviewing global manufacturing strategy accordingly
- Tariff impact expected ~1-3% of COGS in upcoming quarter and to return to 1% in 2H of fiscal year 2026

CAPITAL ALLOCATION FRAMEWORK

TWIN DISC

- Debt Reduction
- Return Capital to Shareholders (Dividends)
- Organic Growth Investments
- Bolt-On & Transformational Acquisitions
- Return Capital to Shareholders (Share Repurchases)

Focus Areas	▪ Research & Development ▪ Geographic diversification / expansion ▪ Marketing
Strategic Fit	▪ Diversification away from Oil & Gas ▪ Acquisition logic immediately evident
Financial Fit	▪ Clear value creation potential ▪ Consistent business performance ▪ Internal Rate of Return > WACC
Other Considerations	▪ Platform for transformative expansion ▪ Can enhance network and capabilities

KEY TAKEAWAYS

TWIN DISC

- Delivered a strong start to the year, reflecting profitable growth, margin expansion, and consistent execution across a diversified global portfolio
- Monitoring tariff developments closely, with proactive mitigation measures in place to limit potential cost impacts
- Defense momentum accelerating, with growing participation in multi-year government programs and expanding opportunities in hybrid applications
- Healthy demand across all product groups, supported by steady activity and a robust backlog that provides visibility into the remainder of the year
- Ongoing integration success with strategic acquisitions strengthening competitive position, expanding global reach
- Operational excellence initiatives gaining traction, improving execution speed, optimizing the manufacturing footprint, and driving sustained margin performance

Q&A

Fiscal 2026 First Quarter Earnings Call

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	1Q26	1Q25
Net Sales	$79,996	$72,897
Less: Acquisition[1]	(3,094)	-
Less: Foreign Currency Impact	(3,191)	-
Organic Net Sales	$73,711	$72,897

[1]Accounts for sales contributed by the acquisition of Kobelt

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF TOTAL DEBT TO NET DEBT TO EBITDA
LEVERAGE RATIO CALCULATION
(In thousands; unaudited)

	September 26, 2025	September 27, 2024
Current maturities of long-term debt	3,000	2,000
Long-term debt	40,719	27,794
Total debt	$43,719	$29,794
Less cash	14,241	16,711
Net debt	$29,478	$13,083
LTM EBITDA	22,011	27,444
Leverage Ratio	1.3x	0.5x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED FINANCIAL MEASURES

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA

(In thousands; unaudited)

	1Q26	FY25	4Q25	3QF25	2QF25	1QF25
Net Income (loss) attributable to Twin Disc	($518)	($1,894)	$1,424	($1,472)	$919	($2,765)
Interest expense	800	2,646	855	660	495	636
Income tax expense	983	3,368	47	1,142	1,552	627
Depreciation and amortization	3,464	14,899	4,705	3,659	3,296	3,238
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$4,729	$19,019	$7,031	$3,989	$6,262	$1,736